UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form SB-2
                                (Amendment No. 2)

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                             RESERVENET INCORPORATED
                             -----------------------
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)


     DELAWARE                         7948                        94-3381088
     --------                         ----                        ----------
(STATE OR JURISDICTION               PRIMARY                   I.R.S. EMPLOYER
  OF INCORPORATION)                 SIC NUMBER                IDENTIFICATION NO.


3701 Sacramento St. #323, San Francisco, CA 94118                  415.752.2578
-------------------------------------------------                  ------------
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                          (TELEPHONE)


Daniel A. Regidor
3701 Sacramento St. #323, San Francisco, CA 94118                  415.752.2578
-------------------------------------------------                  ------------
    (NAME & ADDRESS OF AGENT FOR SERVICE)                           (TELEPHONE)


Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

If this Form is filed to register securities in a continuous offering pursuant to Rule 415, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE


Title of Each       Proposed         Proposed       Proposed
  Class of           Dollar          Maximum         Maximum
  Securities         Amount          Offering       Aggregate     Amount of
    to be            to be            Price         Offering     Registration
 Registered        Registered        Per Unit       Price (1)        Fee
-----------        ----------       ---------       ---------    ------------

   Common           $50,000           $0.10          $50,000         $13.19

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                                 RESERVENET INC.
                                 500,000 SHARES
                                  COMMON STOCK

The selling shareholders, as named in this prospectus, are offering all of the shares of common stock being offered through this prospectus. See the section entitled "Selling Shareholders". The shares were acquired by the twenty-five
(25) non-affiliated private selling shareholders directly from the Company in a private offering that was exempt from registration under the U.S. Securities laws. See section entitled "Description of Securities".

Our common stock is presently not traded on any market or securities exchange.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" ON PAGE 6.

Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


The date of this Prospectus is: February 1, 2002

                                TABLE OF CONTENTS

          ITEM                                                Page
          ----                                                ----

          Summary                                              5
          Offering                                             5
          Risk Factors                                         6
          Forward Looking Statements                           8
          Use of Proceeds                                      9
          Determination of Offering Price                      9
          Dilution                                             9
          Dividend Policy                                      9
          Selling Shareholders                                 9
          Plan of Distribution                                11
          Legal Proceedings                                   12
          Directors, Officers, Promoters and Control Person 12 Security Ownership of Certain Beneficial Owners
             and Management                                   14
          Description of Securities                           15
          Interests of Named Experts and Counsel              15
          Securities Act Indemnification Disclosure           15
          Organization within the Last Five Years             16
          Description of Business                             16
          Plan of Operation                                   17
          Description of Property                             27
          Certain Relationships and Related Transactions 27 Market for Common Equity and Related Stockholder
             Matters                                          27
          Executive Compensation                              28
          Financial Statements                                29
          Changes in or Disagreements with Accountants
             Disclosure                                       29
          Indemnification of Officers and Directors           44
          Other Expenses of Offering and Distribution         44
          Recent Sales of Unregistered Securities             44
          List of Exhibits                                    45
          Undertakings                                        45
          Signatures                                          46

                                     SUMMARY

ReserveNet, Inc. was incorporated in Delaware on November 22, 2000 for the purpose of developing a web-based reservation management system for the restaurant industry. ReserveNet Inc. does not consider itself a "blank check" company as defined under Rule 419 of the Securities Act of 1933, which states that it is a company issuing penny stock and that is "a development state company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity." The company has a bonafide business plan and our strategy is to develop the foregoing concept into a viable business. We are not seeking to merge or acquire a particular company as a principal strategy in our course of business.

We have received our funding to date through the sale of common stock to our founder and by way of a private offering of shares to investors. On December 12, 2000 our founder, Daniel Regidor acquired 140,000 shares at a price of $0.025 per share for total proceeds of $3,500. Subsequently, ReserveNet undertook a private offering, from the period of approximately February 15, 2001 until May 20, 2001, in which we offered and sold 25,000 common shares at $1.00 per share to non-affiliated private investors and thereby raised an additional $25,000. On May 28, 2001, ReserveNet undertook a 20 for 1 forward stock split. On the same date, the Founder cancelled 50% of his holdings to bolster ReserveNet's attractiveness to potential outside investors as well as increase the relative equity percentage for the existing shareholders.


Please note that unless otherwise noted, the numbers of shares as set forth herein, used in calculations, etc. will be made reference to in the post 20 to 1 forward split that was approved on May 28, 2001.

From inception until the date of this filing we have had no material operating activities.


OFFERING

Securities Being Offered: Up to 500,000 shares of common stock are being registered for the sale by the Selling Shareholders. The Company will be receiving no proceeds from the sale of the shares being registered herein.

Securities Issued and to be Issued: 1,900,000 shares of common stock were issued and outstanding as of the date of this prospectus.

Use of Proceeds: We will not receive any proceeds from the sale of the shares of common stock by the Selling Shareholders.

Offering Period: This offering will conclude when all of the 500,000 common shares being registered hereby are either sold, are no longer needing to be registered, or ReserveNet decides to terminate this registration.

RISK FACTORS

Investors in ReserveNet should be particularly aware of the inherent risks associated with its business plan. These risks include:


We are in the development stage of our business and have no operating history, no material current operations, no significant assets, and no profits. At this stage of our business plan, our shareholders are accepting a high probability of losing their entire investment.

Our plan may not prove successful and there is a very real risk that an investor could lose some, if not all, of their investment. It is also possible that ReserveNet could remain as a start-up company with no material operations, revenues, or profits. There can be no assurance that ReserveNet will be successful or that past experiences of its officers and directors will result in a similar success for ReserveNet.

Our competitors are well-established and have substantially greater financial, marketing, personnel and other resources than we do. Should we be unable to achieve enough customer market share in our industry, we may experience less revenue than anticipated and a significant reduction in our profit.

Many of ReserveNet's competitors, as well as a number of potential new competitors, have longer operating histories in the Web market, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than ReserveNet Inc. Such competitors may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential employees, distribution partners, advertisers and content providers.

Our business strategy requires us to raise funds in three stages; $300,000, $1,500,000, $1,500,000 through a series of private placements in subsequent offerings. Without funding, we could remain as a start-up company with no material operations, revenues, or profits. At this early stage, there is substantial risk that the company may not establish itself as a going concern.

Should ReserveNet be unable to raise capital in subsequent financing, debt, or some combination thereof, ReserveNet may not be able to progress its business plan. In that event, ReserveNet would likely fail. Even if ReserveNet were to successfully raise its next round of financing, subsequent financing rounds may likely be needed to further develop its product and underlying business. Should ReserveNet be unsuccessful in raising these additional funds, it would face a significant probability of failure. Even if ReserveNet were to successfully raise sufficient investment capital, it still faces substantial risks and uncertainties in developing its business and establishing itself as a going concern.


Please also refer to the Independent Auditor's Report in this prospectus, with particular attention to Note #5.




The current officers, Daniel Regidor and Rick Collins, are the sole officers and directors of ReserveNet, and at the same time, they are involved in other business activities. At present, they are able to contribute not more than 10-15% of their available time to ReserveNet Inc.

ReserveNet's needs for their time and services could conflict with their other business activities. This possible conflict of interest could result in their inability to properly manage ReserveNet's affairs, resulting in ReserveNet remaining a start-up company with no material operations, revenues, or profits.


We have not formulated a plan to resolve any possible conflicts that may arise. While ReserveNet and its officers and directors have not formally adopted a plan to resolve any potential or actual conflicts of interest that exist or that may arise, they have verbally agreed to limit their roles in all other business activities to roles of passive investors and devote full time services to ReserveNet after we raise our initial seed capital of $300,000 and are able to provide officers' salaries per our business plan.


There is no current public market for ReserveNet's securities. We have no current public offering and no proposed public offering of our equity. As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

We plan to file, sometime in the future, for trading on the OTC Electronic Bulletin Board, which is sponsored by the National Association of Securities Dealers ("NASD"). While this could create liquidity for our shareholders through public trading by securities dealers, we do not know when we will be able to file for trading, or if we will ever be cleared for trading, and there is no guarantee of trading volume or trading price levels sufficient for investors to sell their stock, recover their investment in our stock, or profit from the sale of their stock.


As technology regarding the internet and the communications industry advances, ReserveNet may not have sufficient capital to fund research and development to maintain a competitive technological advantage and the company's products may become obsolete.

ReserveNet may experience a deterioration in its capital reserves as a result of its investment in research and development. This potential drain on ReserveNet's capital may inhibit its on-going operations should it be forced to scale down operations in order to enhance its products. Furthermore, this may also result in a loss of market share and profitability which may not be recoverable.



Even if ReserveNet develops a superior product, our competitors may infringe upon our design specifications. Conversely, ReserveNet may develop products that may infringe upon others intellectual property rights. The company may be compelled to enter into third party licensing agreements, if available, to utilize proprietary technology in its products. The terms of these agreements may not be favorable to the company.

ReserveNet may seek to protect its products by filing for patent protection once a prototype is developed and tested. There can be no assurance that any patent(s) that may be issued will not be challenged, invalidated or circumvented, or that any rights granted thereunder would provide proprietary protection to the company. The failure of any patent(s) to protect ReserveNet's products may make it easier for the company's competitors to offer products equivalent to or superior to the company's products.

ReserveNet plans to enter into confidentiality or license agreements with its employees and consultants, and generally controls access to and distribution of its documentation and other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use the company's technology without authorization, or to develop similar technology independently. In addition, effective copyright, trademark and trade secret protection may be unavailable or limited in certain foreign countries, and the global nature of the Web makes it virtually impossible to control the ultimate destination of ReserveNet's products. Policing unauthorized use of the company's technology is difficult. There can be no assurance that the steps taken by ReserveNet Inc. will prevent misappropriation or infringement of its technology.

ReserveNet Inc. may receive in the future, notice of claims of infringement of other parties' proprietary rights, including, but not limited to, claims for infringement resulting from utilizing other company's restaurant rating systems. Although the company will investigate any claims and respond as it deems appropriate, there can be no assurance that infringement or invalidity claims (or claims for indemnification resulting from infringement claims) will not be asserted or prosecuted against the company or that any assertions or prosecutions will not materially and adversely affect ReserveNet's business, results of operations and the value of the shareholders' interests.

If any claims or actions were asserted against ReserveNet Inc., the company might seek to obtain a license under a third-party's intellectual property rights. There can be no assurance, however, that under such circumstances a license would be available on commercially reasonable terms, or at all.

As ReserveNet Inc. continues to introduce new services that incorporate new technologies, it anticipates that it may be required to license additional technologies from others. There can be no assurance that these third-party technology licenses will be available to the company on commercially reasonable terms, if at all. The inability of the company to obtain any of these technology licenses could result in delays or reductions in the introduction of new services or could materially and adversely affect the performance of its services until equivalent technology could be identified, licensed and integrated. Any such delays or reductions in the introduction of services or adverse impact on service quality could materially and adversely affect the company's business, results of operations and the value of the shareholders' interests.

ReserveNet Inc. relies on common law trademark rights to protect its unregistered trademarks as well as its trade dress rights. Common law trademark rights generally are limited to the geographic area in which the trademark is actually used, while a United States federal registration of a trademark enables the registrant to stop the unauthorized use of the trademark by any third party anywhere in the United States. The protection available, if any, in jurisdictions other than the United States may not be as extensive as the protection available to the Company in the United States.

Although ReserveNet Inc. seeks to avoid infringement on the intellectual property rights of others, there can be no assurance that third parties will not assert intellectual property infringement claims against the company. Any infringement claims by third parties against the company may have a material adverse effect on the company's business, financial condition and results of operations.






FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.


DETERMINATION OF OFFERING PRICE

At the present time, there is no market for ReserveNet's securities.

The Selling Shareholders may sell their common stock at prices then prevailing or related to the then current market price or at negotiated prices. The offering price used herein has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because ReserveNet Inc. has no operating history and has never generated any revenues, the price of its common stock is not based on past earnings, nor is the price of the shares of ReserveNet's common stock indicative of current market value for the assets owned by ReserveNet. No valuation or appraisal has been prepared for ReserveNet's business and potential business expansion.


DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. As such, there will be no dilution to our existing shareholders as a result of this offering.


DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of the business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.


SELLING SHAREHOLDERS

The selling shareholders named herein are offering all of the 500,000 shares of common stock offered through this prospectus. The shares include the following:

1. 25,000 shares of our common stock that the selling shareholders acquired from ReserveNet Inc. in an offering pursuant to Rule 504 of Regulation D that was completed on May 20, 2001; and

2. 475,000 shares of our common stock that the selling shareholders received pursuant to a 20 for 1 forward stock split executed May 28, 2001.

The following table provides as of the date of this Prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.   The identity of the beneficial holder of any entity that owns the shares

2.   The number of shares owned by each prior to this offering;

3.   The percentage owned by each prior to this offering;

4.   The total number of shares that are to be offered for each;

5. The total number of shares that will be owned by each upon completion of the offering; and

6.   The percentage owned by each upon completion of the offering.

The named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported. In addition, the table assumes that the selling shareholders do not sell shares of common stock not being offered through this prospectus and do not purchase additional shares of common stock. The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 1,900,000 shares outstanding as of the date of this Prospectus.


                 Shares      Percentage   Total      Total      Percentage
Name of          Owned Prior Owned Prior  of Shares  Shares     Owned
Selling          to This     to This      Offered    After      After
Shareholder      Offering    Offering     For Sale   Offering   Offering
-------------------------------------------------------------------------
Debbie Andresen    20,000        1.1%       20,000        -0-        0.0%
Donna Bautista     20,000        1.1%       20,000        -0-        0.0%
Mark Brown         20,000        1.1%       20,000        -0-        0.0%
Daniel Burke       20,000        1.1%       20,000        -0-        0.0%
Karen Cusi         20,000        1.1%       20,000        -0-        0.0%
Doug Diehl         20,000        1.1%       20,000        -0-        0.0%
Riccardo Dona      20,000        1.1%       20,000        -0-        0.0%
Marco Erb          20,000        1.1%       20,000        -0-        0.0%
Steven George      20,000        1.1%       20,000        -0-        0.0%
Tiffany Gilroy     20,000        1.1%       20,000        -0-        0.0%
Holly Hoffar       20,000        1.1%       20,000        -0-        0.0%
Kent Karras        20,000        1.1%       20,000        -0-        0.0%
Persia Kaveh       20,000        1.1%       20,000        -0-        0.0%
Jason Lande        20,000        1.1%       20,000        -0-        0.0%
Alex Oddo          20,000        1.1%       20,000        -0-        0.0%
Andrew Parker      20,000        1.1%       20,000        -0-        0.0%
Kevin Quan         20,000        1.1%       20,000        -0-        0.0%
Shana Sachs        20,000        1.1%       20,000        -0-        0.0%
Michael Sarullo    20,000        1.1%       20,000        -0-        0.0%
Brad Smith         20,000        1.1%       20,000        -0-        0.0%
Bob Stojanovic     20,000        1.1%       20,000        -0-        0.0%
Evelyn Taylor      20,000        1.1%       20,000        -0-        0.0%
Kamalesh Thakker   20,000        1.1%       20,000        -0-        0.0%
Anjali Thakur      20,000        1.1%       20,000        -0-        0.0%
Heidi Verse        20,000        1.1%       20,000        -0-        0.0%

Totals            500,000       26.3%      500,000        -0-        0.0%

None of the selling shareholders:

1. Has had a material relationship with ReserveNet Inc. other than as a shareholder as noted above at any time within the past three years; or

2.   Has ever been an officer or director of ReserveNet Inc.


PLAN OF DISTRIBUTION

The selling shareholders have not informed us of how they plan to sell their shares. However, they may sell some or all of their common stock in one or more transactions, including block transactions:

1. on such public markets or exchanges as the common stock may from time to time be trading;

2.   in privately negotiated transactions;

3.   through the writing of options on the common stock;

4.   in short sales; or

5.   in any combination of these methods of distribution.

The sales price to the public may be:

1.   the market price prevailing at the time of sale;

2.   a price related to such prevailing market price; or

  3.  such other price as the selling shareholders determine from time to  time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.


The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. ReserveNet is not aware of such arrangements and has not been informed of any intention of whether selling shareholders have made any such arrangements with agents that may act in this capacity. ReserveNet has not engaged any brokers or dealers to participate in this offering. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders also may have distributed, or may distribute, shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling the common stock.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock. In particular, during times that the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. not engage in any stabilization activities in connection with our common stock;

2. furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.


LEGAL PROCEEDINGS

ReserveNet is not currently involved in any legal proceedings and is not aware of any pending or potential legal actions.


DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The directors and officers of ReserveNet, all of those whose one year terms will expire 12/31/02, or at such a time as their successors shall be elected and qualified are as follows:


                                                         Date First      Term
Name & Address                     Age     Position       Elected       Expires
--------------------------------------------------------------------------------
Daniel Regidor                      38      CEO           10/31/00      12/31/02
3701 Sacramento St. #323
San Francisco, CA

Rick Collins                        37       VP-Mktg      12/15/00      12/31/02
2912 Octavia St.
San Francisco, CA

Each of the foregoing persons may be deemed a "promoter" of ReserveNet Inc., as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

There are no familial or other relationships between any of the officers, directors, or shareholders that are required to be reported.

No executive officer or director of the corporation has been the subject of any Order, Judgment, or Decree of any Court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring suspending or otherwise limiting him from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding that is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.


Resumes

Daniel Regidor - President, Board Member, Founder

Daniel is responsible for financial and administrative affairs, including the overall development of ReserveNet's concept. He formerly was the CFO of MyOwnEmpire Inc., which was acquired by CreateLabs Inc. in August 2000. MyOwnEmpire was a meta-internet portal whose business model incorporated the concept of "equity for patronage" and sought to file a patent for its concept. Mr. Regidor structured an equity offering that supported MyOwnEmpire's concept. CreateLabs is a venture fund whose founder has significant capital markets and governmental ties to Hong Kong, China and Taiwan. For the past five years, Daniel also consulted for other developmental stage companies as a strategic adviser.


Previous to his entrepreneurial ventures, Mr. Regidor held positions in asset management as a Portfolio Manager and Analyst for Montgomery Asset Management, First Interstate Capital and Van Kampen American Funds. Daniel earned his Bachelor of Science in Finance from the Ohio State University in 1986.

Rick Collins - Board Member, Director, Vice President of Sales & Marketing

Rick Collins is currently seeking to build alliances within the internet community to build distribution channels for ReserveNet's services. Rick Collins had built the channel sales and business partner program for the western United States of Reef, Inc. Reef is a global Internet software company that offers an open software foundation for e-Business. Reef's partners include Cisco Systems, IBM, Sun and CommerceOne and is funded by Goldman Sachs, Cisco Systems, 3i and Viventures.

Prior to joining Reef, Mr. Collins spent 4 years at Beyond.com, an online software provider, where as one of the first employees, he built and managed the software publisher relations division, created and managed the private label program and was manager of the e-commerce division.

In January 1995, Mr. Collins founded Net Results Marketing. Mr. Collins focused on formulating strategies for companies worldwide seeking to establish a web presence. He earned his Bachelor of Arts degree in Business Administration from Washington State University in 1986.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information on the ownership of ReserveNet's voting securities by officers, directors and major shareholders as well as those who own beneficially more than five percent of ReserveNet's common stock through the most current date - August 22, 2001:





                    Name and                 Amount and
                   Address of                Nature of
Title              Beneficial                Beneficial            Percent
Of Class             Owner                   Ownership (a)         of Class
-------------------------------------------------------------------------------
Common            Daniel Regidor            1,400,000 shares       73.7%
Common            Rick Collins                      0 shares          0%


Total Shares Owned by Officers
& Directors As a Group                      1,400,000 shares       73.7%

 (a) Mr. Regidor originally purchased 140,000 of Founder's Stock at $0.0025 per share for total consideration of $3,500. He subsequently cancelled 50% of his shares to bolster ReserveNet's prospect of attracting additional investors while simultaneously increasing the remaining shareholders' relative percentage interest in ReserveNet Inc.. In doing so, Mr. Regidor received no proceeds from ReserveNet for his cancellation of half of his original holdings.

DESCRIPTION OF SECURITIES

ReserveNet's Articles of Incorporation authorizes the issuance of 100,000,000 shares of common stock, $0.0001 par value per share. As of the date of this offering, there are a total of 1,900,000 of ReserveNet's common shares held by twenty six (26) shareholders. ReserveNet Inc. has no preferred stock authorized.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the board of directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution, or winding up of ReserveNet Inc., the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to such shares.

You hereby referred to ReserveNet's Articles of Incorporation and ByLaws, which are incorporated herein and provided as exhibits hereto, if you should require more details about ReserveNet's securities.


INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.


SECURITIES ACT INDEMNIFICATION DISCLOSURE

ReserveNet's By-Laws allow for the indemnification of company officers and directors in regard to their carrying out the duties of their offices to the extent allowable pursuant to the Corporate Statutes of Delaware, ReserveNet's state of incorporation.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or other controlling persons in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.


SECONDARY MARKET REGULATIONS - OTC BULLETIN BOARD

If ReserveNet Inc. becomes listed for trading on the OTC electronic Bulletin Board, the trading in ReserveNet's shares may be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a "Penny Stock".

The Securities and Exchange Commission Rule 15g-9 establishes the definition of a "penny stock", for the purposes relevant to ReserveNet Inc., as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in summary, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

The effective result of this Rule 15g-9, is that if the share price is below $5.00 there will be less purchasers qualified by their brokers to purchase shares of ReserveNet Inc., and therefore a less liquid market for the securities.


ORGANIZATION WITHIN LAST FIVE YEARS

ReserveNet Incorporated was incorporated in Delaware on November 22, 2000. In February of 2001, ReserveNet's board of directors voted to seek capital to further development its business plan. During the period from February through May 2001, ReserveNet Inc. received funding through the sale of common stock to private investors.

At present, ReserveNet remains in its development stage and has not yet commenced operations or generated any revenues.


DESCRIPTION OF BUSINESS


ReserveNet is a development stage company, whose business plan is to provide consumer reservation services to the restaurant industry. ReserveNet hopes to develop a web-based reservation system that allows consumers to place reservations directly with restaurants through the ReserveNet website. The company hopes to generate subscription revenue from restaurants and advertising revenue through its website. Consumers will have the ability to search an interactive database of available restaurant reservations that can be refined to a particular geographic location convenient to the consumer. The search could also be further refined by type of cuisine, average price, and/or Zagat rating. The Zagat Surveys (www.zagat.com), provide comprehensive reviews of restaurants and assigns them an overall rating based on criteria such as food, price, and service. We have not yet approached this company to allow us to use their rating system, but we expect to begin discussions within the next two quarters.

ReserveNet believes that a significant amount of information can be obtained from its user base that may be valuable to advertisers and restaurants to formulate more targeted marketing campaigns. Our website will make active use of a file called a "cookie" which would be downloaded to our registered users' computers. Cookies can be used to determine what web sites a user frequents, store database information, custom page settings, or anything that would make a site individual and customizable. There are many reasons a given site would wish to use cookies. These range from the ability to personalize information (eg. My Yahoo or Excite), or to help with on-line sales/services (eg. Amazon or Microsoft), or simply for the purposes of tracking popular links or demographics

(eg. DoubleClick). Cookies also provide programmers with a means of keeping site content fresh and relevant to the user's interests. Most web servers use cookies to help with back-end interaction as well, which can improve the utility of a site by being able to securely store any personal data that the user has shared with a site. By utilizing this data, ReserveNet hopes to provide a more unique and individualized experience to its users.



ReserveNet plans to create a proprietary website to serve as the front-end of its reservation management system for internet users. We are currently seeking partnerships with high traffic web sites to provide links to the ReserveNet service. ReserveNet's objective is to grow our user base through these web partnerships..


PLAN OF OPERATION


ReserveNet is seeking to raise capital in three tranches; $300,000 , $1,500,000, and $1,500,000 for a total of $3,300,000 by way of a private equity offering, debt, or some combination thereof to fund its product development, initial product rollout, establish offices, pay salaries and purchase capital equipment. The company believes that it will be able to test its prototype, fund further development and rollout its product within the San Francisco Bay area market within six to twelve months depending on the timing of our cash flows.

We estimate the cost to develop ReserveNet's prototype to run approximately $240,000 assuming hourly rates for a highly experienced engineer to run roughly $125/hr. We've solicited a technical feasibility study and a request for proposal from a development firm that would commit three full-time engineers to the development of our prototype. The total development time to complete the project would run approximately four months. The initial seed capital tranche of $300,000, should last the company up to six months on a conservative basis, depending on our actual cash outlays for the period. We also expect to hire a Chief Technical Officer within this period to oversee the development of our product and web assets.

Once the prototype is developed, tested and refined, the company will begin to commence operations by rolling out its product. ReserveNet estimates that a second tranche of $1,500,000 would be necessary to bring the product to market and establish our corporate infrastructure. The Company has budgeted up to $850,000 for salaries and outside contractors, and $180,000 for office rent, furniture and technical equipment. The balance would be used for advertising, marketing and general working capital needs. ReserveNet expects this tranche to fund the company's operations for at least twelve to eighteen months from the date of funding, depending on our actual cash outlays and the timing of cash flow from operations.

Once ReserveNet establishes its niche market in San Francisco, the company plans to develop other markets such as Los Angeles and Chicago. In order to finance this expansion, ReserveNet plans to raise a third tranche of roughly $1,500,000 in capital. This will allow the company to establish satellite offices, purchase equipment, hire additional personnel, provide for additional funds for advertising and marketing, working capital, and fund further enhancements to its product if deemed necessary.



If the company raises less than the minimum amount of $300,000, we may only be able to progress the development of our prototype on an incremental basis. ReserveNet may choose to acquire or license similar technology regarding reservation management applications if it is determined that it is feasible to obtain this technology within a budget consistent with the actual amount of funds raised. If the Company were to adopt this strategy, it is highly likely that modifications to an existing application would be necessary in order to differentiate and increase the relative attractiveness of ReserveNet's product. Provided the company can locate such technology at a reasonable cost, the expense of modifying such an application is largely unknown due to the uncertainty regarding its capabilities. Depending on how much money ReserveNet raises, we may only succeed in cursory development of our website, database modules, communication interface, or any other requisite portion of our product which may not make our prototype fully functional or operational. If the company experiences a shortage of funds, we may attempt to negotiate with engineers to accept equity, debt or some combination thereof in the company, in order to conserve our cash position and further development. Any agreements that involve the distribution of equity will dilute the interests of the existing shareholder base. Should the company achieve only incremental progress on its product development due to a cash shortfall, the company may remain dormant until which time it successfully raises the necessary capital to complete its prototype.

Should we raise less than $1,500,000 in our second tranche, but enough to cover the development of our prototype, ReserveNet may not succeed in bringing our product into full production due to engineering refinements that may be necessary as a result of our market beta tests. The company may not have sufficient resources to attract and hire key human resources, and/or provide for an advertising & marketing campaign necessary to establish a presence within the local marketplace. Without these elements, the company may have difficulty growing revenue and, among other things, establishing itself as a going-concern. Attracting sufficient capital at this stage, will be essential to establishing the company's infrastructure, and to spearhead the growth of its service.

Even if we raise sufficient capital to carry the company through our early growth stages, the company will continue its capital raising efforts. We believe a third tranche of $1.5 million would allow us to enter new markets, broaden our marketing campaign, build upon our strategic partnerships, enhance our product and hire additional staff to continue revenue growth. Based on our estimates, we anticipate that this amount will be sufficient for the company to sustain operations up through our third year of operation. Our objective is to achieve positive cash flow from operations by the end of our third year of operation. If the company raises an amount less than our objective for this third round of financing, the company may not be able to meet its growth objectives and may be limited to only one geographic market.


Our current cash balance is $5,340. Management believes the current cash balance is sufficient to fund its current minimum level of operations through at least the first quarter of 2002, however, in order to advance the business plan we must raise capital through the sale of equity securities and/or debt. We are a developmental stage company and have generated no revenue to date. We have sold $28,500 in equity securities. The sales of equity securities have allowed us to maintain a positive cash flow balance. We have received a going concern opinion of our financial statements that raises substantial doubt as to our ability to establish ReserveNet Inc. as a going concern.

We will only be able to advance our business plan after we receive capital funding through the sale of equity securities and/or debt. After raising capital, management intends to hire employees, rent commercial space in San Francisco, CA, purchase furniture and equipment, and begin development of its operations. We intend to use the equity capital to fund the business plan during the next twelve months, as cash flow from sales is not estimated to begin until year two of the business plan. We will face considerable risk in achieving each of our benchmarks in our business plan, such as difficulty of hiring competent personnel within budget, difficulty in securing the most current technology in light of the fast pace of technological obsolescence, and a possible shortfall of funding due to the overall general market conditions. If no funding is received during the next twelve months, we will be forced to rely on ReserveNet's existing cash in the bank and funds loaned by the directors and officers. The officers and directors have no formal commitments or arrangements to advance or loan funds to ReserveNet. In such a restricted cash flow scenario, we would be unable to complete our requisite benchmarks according to our business plan, and would, instead, delay all cash intensive activities. Without necessary cash flow, we may be dormant during the next twelve months, or until such time as necessary funds could be raised in the equity securities market.

Even in the event that additional financing is received, the company may not be able to withstand the intense competition it may face from larger and more adequately financed companies. If the company succeeds in obtaining the level of funding it considers necessary, there are no guarantees that projected revenues and/or profits will materialize. In fact, keeping in mind the uncertainties regarding research and development expenses involved with developing new software and related technology, ReserveNet Inc. can give no assurances of any kind regarding funding, revenues, costs, expenses, and/or profits.

ReserveNet currently has no commitments for any additional funds as of the date of this prospectus.



Milestone Summary

Milestones accomplished
-----------------------

o    Purchased www.reservenet.ws domain.
               -----------------
o    Published site privately - to be moved to a publicly accessible domain.
o    Developed corporate logo.
o Met with outside contractors to determine technical feasibility and outlined product architecture.
o Obtained request for proposals (RFP's) regarding development cost and time to completion.
o    Obtain letter of intent from contractors for development.




Milestones in progress
----------------------

o Explore financial viability of licensing existing technology to integrate into ReserveNet's product architecture to reduce cost of development and shorten product rollout time.

o    Raise financing in three tranches: $300,000/$1,500,000/$1,500,000.
     Prepare updated executive summary and business plan.
     Attend venture capital conferences.
     Present business plan to investors.

Estimated cost:  $15,000 - $25,000
Current burn rate:  approx. $1,500 per month


Milestones to be achieved upon successfully raising seed funding of $300,000
----------------------------------------------------------------------------
(Months 0 - 6, Six months total)
--------------------------------

o    Hire chief technical officer and support engineer.
o    Engage outside software development firm
o Secure test market alliances with syndication of restaurants and local content providers
o    Complete prototype
o    Implement 30 day product testing period
o    Re-engineer prototype to incorporate refinements
o    Re-test prototype and make any requisite modifications
Estimated Burn Rate:  $50,000 per month

Milestones to be achieved upon successfully raising second tranche of
---------------------------------------------------------------------
$1,500,000 (Months 7-18, one year total)
----------------------------------------

o    Recruit and elect Board of Directors
o    Secure & establish office space (incl. Phone lines, T-1 broadband)
o    Purchase office furniture, PC's, servers, printers
o    Hire Directors of Marketing and Sales, Controller, Administrator
o    Prepare launch strategy and release product
o    Formulate & launch branding, advertising and marketing strategy
o    Formalize alliances with strategic web partners
o Formulate strategy to technically integrate product to restaurants' existing point-of-sale systems.
o    Refine product to enable tracking of customer order behavior

Estimated burn rate:  $125,000 per month

Milestones to be achieved upon successfully raising third tranche of
--------------------------------------------------------------------
$1,500,000 (Months 18-36, 1.5 years total)
-----------------------------------------

Hire additional support staff.
Prepare launch strategy for new market:  Los Angeles
Outline technical integration of our product with inventory management application providers.
Roll-out product in Los Angeles market.
Estimated burn rate: $83,333 per month (*assumption excludes anticipated cash flow from operations)



FORM AND YEAR OF ORGANIZATION

ReserveNet was incorporated in Delaware on November 22, 2000. From inception until the date of this filing we have had no material operating activities or produced any revenues.


BANKRUPTCY, RECEIVERSHIP, OR SIMILAR PROCEEDINGS

There have been no bankruptcy, receivership or similar proceedings.


ANY MATERIAL RECLASSIFICATION, MERGER, CONSOLIDATION, OR PURCHASE OR SALE OF A SIGNIFICANT AMOUNT OF ASSETS NOT IN THE ORDINARY COURSE OF BUSINESS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.


PRINCIPAL PRODUCTS OR SERVICES AND THEIR MARKETS

ReserveNetInc. is seeking to develop a web-based reservation interface to provide instantaneous reservation services for the restaurant industry. We expect to generate revenue primarily from general advertising and restaurants who will be charged for each confirmed reservation. A reservation becomes confirmed when the restaurant secures an available time slot and the patron keeps his appointment with the restaurant. Should our service become widely adopted, we also hope to glean information regarding our users' web surfing habits. We expect that this information to be of value to potential advertisers and restaurant owners to better understand our user base in order to formulate more targeted marketing campaigns.

We have begun to explore strategic relationships with online service providers (such as America Online and Yahoo!), regional media properties (such as the LA Times and CitySearch) and dining specific sites (such as Zagat.com), to capture incidental user traffic. These sites do not currently offer a direct, reservation capability for restaurants. Should ReserveNet become successful in gaining a wide acceptance of its service, we believe that advertisers would have the opportunity to tailor highly targeted marketing campaigns to our users by utilizing information we gather regarding our users web surfing habits. We expect that more focused advertising campaigns may justify relatively higher advertising revenue per web page. As an incentive to web media businesses, ReserveNet, will share a portion of our advertising revenue with those that enter into partnership agreements with the Company. By providing an interactive, proprietary means to deliver reservation services via the Internet, we hope to simultaneously promote traffic on both our domain and strategic partners' web sites.

Although ReserveNet Inc. does not have any commitments in place with any strategic web media businesses, our preliminary discussions with the LA Times and CitySearch have indicated a verbal interest in testing our technology once we've developed a prototype. No formal agreements with any web media businesses have been entered into at this time.


PLANNED PRODUCT

RESERVATIONS INTERFACE

The ReserveNet reservation system can best be understood from a typical reservation request.

The consumer will arrive to the ReserveNet service in two ways:

1) On the web, by clicking on a link located on one of ReserveNet's strategic partners' websites. On our partners' websites the links to ReserveNet will likely be positioned within pages that are specific to dining. A ReserveNet icon will correspond to those links and will appear next to each listed restaurant that subscribed to our service.

2)   On the web by going directly to ReserveNet's website (www.ReserveNet.ws).
                                                           -----------------
     We expect to provide informational content regarding the company and an online demo of our product on our website once we've completed prototype testing.


Once the ReserveNet website is fully developed, the customer will be prompted for information to register as a new user. The customer is then prompted for information related to their desired reservation. If the consumer arrived at our site via a specific restaurant link, then the consumer is prompted to initiate the request for a reservation with the restaurant. If the consumer arrived to www.ReserveNet.ws directly, then she is prompted to select a restaurant that has
-----------------
subscribed to our service.

Once the customer initiates the request for a reservation, ReserveNet's computers will place a telephone call to the restaurant. While ReserveNet is confirming with the restaurant, the customer is asked to standby for confirmation. The information the customer indicated for their desired reservation will be relayed to the restaurant using voice synthesis. The restaurant will have the choice of responding in three ways:

1)   Confirming the time requested.
2)   Declining the reservation request and offering an alternative time.
3)   Relaying to the patron that the restaurant is fully booked for the evening.

Option #2 places the restaurant on hold while ReserveNet relays the information back to the customer on ReserveNet's website. Options #1 and #2 effectively end the call with restaurant.

The customer receives the restaurant's response directly on ReserveNet's website. If an alternate time is offered by the restaurant, then the customer is prompted to accept or decline the suggested reservation. In either case, the customer's response is relayed to the restaurant, ending the communication between the parties.


ReserveNet solicited a technical feasibility study and request for proposal from Planet Java Inc., a software engineering firm. The technology to develop the initial ReserveNet reservation system is readily available. Database, voice synthesis and interactive telephony software exist in the marketplace today, however engineering resources will be required to integrate our desired features into the comprehensive system ReserveNet envisions. Based on the wide availability of these technologies, ReserveNet does not forsee any technical issues that would prevent the company from incorporating these technologies. Provided that the company raises the requisite amount of capital to develop its prototype, we believe development would be achievable within a reasonable time frame and within our budget estimate. Future enhancements to the reservation management system will incorporate more sophisticated technology and will require additional investments in research and development.


ReserveNet hopes to enhance its reservation system to incorporate other existing technology such as voice recognition and global positioning systems ("GPS"). As this technology matures and becomes more cost effective to implement, additional features would be possible in ReserveNet's reservation management system. Although voice recognition and GPS are being utilized to an extent in some industries today, ReserveNet believes these technologies are still evolving and will seek to incorporate them in its products in future releases provided a cost benefit analysis at that time warrants an investment in such technologies.


Once the product is developed, ReserveNet anticipates that the following benefits may provide an incentive for both restaurant owners and their customers to use our service:

1. The interface provides restaurant owners an additional vehicle to attract Internet customers from web sites that may provide content pertaining to their restaurant.

2. The proposed product provides restaurant owners with an interactive, cost-effective web presence without the cost, maintenance, engineering and positioning issues of maintaining their own proprietary website.

3. Restaurant owners might attract consumers in other cities planning travel itineraries in the domains where their dining establishment is located due to the global nature of the world wide web.


We have not conducted focus group surveys within the restaurant market. Through an analysis of several national and regional content provider web sites that provide dining information, none offered the ability to make reservations. As a result, ReserveNet believes an opportunity exists within this market segment.


ReserveNet's business plan proposes to utilize its founder's background to develop its business plan and research specifications for ReserveNet's prototype. In his previous ventures, Mr. Regidor has collaborated with development engineers and has held discussions with numerous individual investors and venture capitalists to develop start-up concepts. Mr. Regidor's experience with start-up companies led to establishing a network of relationships with investors, engineers and fellow entrepreneurs that may contribute to furthering the development of ReserveNet's concept.

During the next six months ReserveNet's business plan will require, the company, to raise capital of several tranches through the sale of common stock in a private placement, debt, or some combination thereof. This capital will be used to fund the development of its prototype, hire technical, administrative, sales and marketing staffs, purchase computers and fixed assets, advertising, travel expenses, rent and other operating expenses for up to three years.

If ReserveNet does not succeed in raising these funds, we will be forced to rely on the corporation's existing cash in the bank and possibly funds loaned by the directors and officers. Please be aware that the officers and directors have no formal commitments or arrangements to make such an advance or loan funds to ReserveNet Inc.. In such a restricted cash flow scenario, we would be unable to advance our business plan, and would, instead, delay all cash intensive activities. Without necessary cash flow, we may be dormant during the next twelve months, or until such time as necessary funds could be raised in the equity securities market.





DISTRIBUTION METHODS OF PRODUCTS OR SERVICES


Marketing Goals

Our marketing plan relies heavily on developing and fostering strategic relationships with high traffic, content provider web sites that provide information that complements or is incidental to our products. The criteria for selecting our consortium of web partners will be that their sites generate at least 100,000 traffic "hits" per month, per site. We hope to establish relationships with established web media businesses that provide restaurant information in various forms. This type of information may be in a simple listing format, to sites that provide comprehensive reviews of restaurants. Examples of the type of web media businesses we may pursue are: superpages.com, citysearch.com, latimes.com, zagat.com, chicagotribune.com, sfgate.com. These sites already have a vast, dedicated audience frequenting their websites. ReserveNet hopes to capture a portion of their web traffic to use our services.


Product Distribution

ReserveNet Inc. will be solely responsible for custom programming and delivery of our product. Our strategic Internet relationships, in essence, will act as resellers to our restaurant market.



Strategic Internet Relationships


We've approached the following Internet companies who have indicated preliminary interest in establishing a strategic relationship with ReserveNet. Although no agreements or commitments exist between these companies and ReserveNet, they have verbally expressed interest in testing our technology once developed. We hope to pursue more formal agreements once our product is developed and successfully tested.

         SuperPages (formerly Big Book)              National yellow Pages
         CitySearch                                  National city guide
         Los Angeles Times                           Regional content provider

COMPETITION AND COMPETITIVE POSITION

Many existing companies are already directly and indirectly established within the market that ReserveNet plans to enter. ReserveNet's primary competitors, at present, are ISeatz.com and OpenTable.com. ReserveNet will also compete with restaurants that offer the ability to make reservations from their proprietary Web sites.

OpenTable, Inc. is a provider of Internet-enabled customer relationship management, marketing, and real-time reservations solutions to the foodservice industry. The company developed an electronic reservation book that automatically builds a customer database that enables restaurants to manage yields, communicate with diners, and conduct targeted marketing campaigns. They've positioned distribution points for their service with hotel concierges, travel agents, and administrative assistants through proprietary applications. Additionally, OpenTable has established many distribution and content partners including America Online, The New York Times, The Chicago Tribune and The Los Angeles Times. OpenTable's customers include leading hotel chains and at least 1,100 of the restaurants making them ReserveNet's largest and most established competitor.

ISeatz.com Inc. is another provider of reservations solutions to the foodservice industry but their product uses only email and fax notifications. Although both companies have established market share, we believe that their products are inferior.


Although these companies have an early to market advantage, ReserveNet believes an opportunity exists to develop a technically superior reservation product. We believe that by incorporating an interactive voice response system in our flagship release, we may have the opportunity to capture market share with a more feature rich, easy to use product. In future releases we hope to incorporate voice recognition systems. We are also exploring the feasibility of utilizing information from global positioning systems to further differentiate our product from our competitors. We've engaged a software development firm who has indicated to ReserveNet that the interactive voice capabilities are feasible within our seed capital budget. We expect that voice recognition technology will be available to be implemented in our products within the next two years as the pace of technological innovation progresses. Typically, as technology matures from the "early adopter" phase to more mature phases, it becomes more prevalent in commercial applications while the cost of implementing mature technology declines. ReserveNet hopes to implement such technology once a cost benefit analysis warrants such enhancements.


ReserveNet may encounter further competition from web-based restaurant guides, entertainment guides, regional and national media sites, online service providers, and any other sites that seek to build relationships with food service businesses and consumers by managing the reservation process. These potential competitors could take action that may build brand recognition more quickly, offer a superior service, and/or erect barriers to entry of the marketplace making it more difficult for ReserveNet to establish itself as a going concern.

Many providers of Web services enter into distribution arrangements, co-branding arrangements, content arrangements, and other strategic partnering arrangements with ISPs, OSPs, providers of Web browsers, operators of high traffic Web sites and other businesses in an attempt to increase traffic and page views, thereby making their Web sites more attractive to Web advertisers while increasing the likelihood of incidental web traffic being directed to their services. To the extent that direct competitors or other Web site operators are able to enter into successful strategic relationships, these competitors and Web sites could experience increases in traffic and page views, while ReserveNet's traffic and page views could remain constant or decline, which could have the effect of making these websites appear more attractive to advertisers and/or reduce the number of reservations being made via it site. Such market effects could have a material adverse effect on ReserveNet's business, results of operations, and financial condition.

ReserveNet's competitors may develop Web based reservation services that are equal to or superior to those of ReserveNet Inc. or that achieve greater market acceptance than ReserveNet's offerings. While we hope to differentiate our proprietary reservation system by incorporating technology that's currently not available on competing web-based reservation systems, ReserveNet may not attract sufficient investment capital to fully develop such a system. Additionally, ReserveNet may not be able to implement such technology quickly enough due to capital constraints and/or engineering resources. The ability of ReserveNet Inc. to capitalize on a first-mover advantage may be inhibited, in light of our competitors having significantly broader resources to offer a superior product in the marketplace.

The Web in general, and ReserveNet specifically, also must compete with traditional advertising media such as print, radio and television for a share of advertisers' total advertising budgets. To the extent that the Web is not perceived as an effective advertising medium, advertisers may be reluctant to devote any portion of their advertising budget to Web-based advertising on ReserveNet's web-site. The above factors including any other unforeseen circumstances may have a material adverse effect on ReserveNet's business, results of operations, and financial condition.



PRODUCT DEVELOPMENT

Currently, we are conducting a search for software engineers that have expertise in communications interfaces, web design and database programming. We've approached several outside sources to develop the concept, and have received quotes of hourly rates from $65 to $125 per hour per engineer. ReserveNet estimates the time to develop a prototype to be roughly four months from the receipt of additional capital, for a total expenditure of roughly $240,000 if we outsource the project. Even if we outsource the project, we expect to hire a technical staff to oversee the development, testing and provide for general technical maintenance of our products. Our alternatives are to hire a technical staff and bring the project in-house or form a strategic technical partnership to dedicate their resources to the project's development. Both alternatives will require a distribution of equity to be negotiated. We are also exploring licensing technology for existing reservation management applications. This option will also require engineering resources to modify the application according to ReserveNet's architecture, however it would require significantly less programming hours in addition to shortening the time to bring a product to market. Our goal is to begin beta testing of our product approximately four months after receipt of our initial seed capital of $300,000.


DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

Although we will not depend on any one customer, we may rely on a few major internet alliances. Our strategy in each regional market will rely on our ability to build and maintain strategic relationships with providers of restaurant guides and reviews including entertainment guides. Typically each city has established "brands" of content providers in which consumers access their information regarding dining. These portals may include but are not limited to local newspapers, national branded sites with local dining guides such as CitySearch, and restaurant guides such as Fodors and Zagats. By building alliances with these companies, we hope to capture a critical mass of restaurant patrons in each city that ReserveNet targets. In this manner ReserveNet hopes to captivate an audience for its product. If ReserveNet is unsuccessful in establishing an alliance with an established brand in a market where few content providers exist, ReserveNet may fail to attract the requisite critical mass of patrons to utilize its service. This may have an adverse financial impact on ReserveNet Inc..

ReserveNet must also build a critical mass of restaurant owners to subscribe to its products and services. ReserveNet hopes to amass a diverse restaurant base to appeal to the taste and preferences of its consumers. In order to shorten the time to acquire individual restaurants, ReserveNet will seek partnerships in the restaurant supply industry to capitalize on cross-selling opportunities and build strategic relationships.


PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, LABOR
CONTRACTS

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. When we have sufficient funding, and a successful test market of our prototype, management will seek legal counsel to determine if any registrations would be in the best interests of the company.

REQUIREMENTS FOR GOVERNMENT APPROVAL OF PRINCIPAL PRODUCTS OR SERVICES

We are not required to apply for or have any government approval for our products or services.


EFFECT OF GOVERNMENTAL REGULATIONS ON RESERVENET'S BUSINESS

ReserveNet's business is not subject to material regulation by federal governmental agencies.


RESEARCH AND DEVELOPMENT FUNDING DURING THE LAST TWO YEARS


We have made limited progress on the development of ReserveNet's website but have received quotes from outside contractors to develop our prototype. Development will not progress until the company successfully raises at least $300,000. Monies raised less than this amount may only progress our product development on an incremental basis and may not make our product fully functional or marketable.


COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

We have not expended any funds for compliance with environmental laws and do not anticipate our business plan will encompass any such compliance requirements.

NUMBER OF EMPLOYEES

ReserveNet's only current employee is its CEO, Daniel Regidor. ReserveNet plans to rely on the services of its outside board member, Rick Collins, who will focus on formulating its sales and marketing strategies in addition to forming strategic relationships. The two officers are currently able to devote no more than about ten to fifteen percent of their available time to manage the affairs of the company. The officers intend to work on a full-time basis when ReserveNet Inc. raises capital per its business plan and has the ability and resources to better facilitate the payment of salaries.

REPORTS TO SECURITY HOLDERS

We provide an annual report that includes our financial information to our shareholders. In connection with this prospectus, we intend to simultaneously request that we become an SEC "reporting company." In doing so, we will make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-B for a small business issuer under the Securities Exchange Act of 1934. As a result of its "reporting" status, ReserveNet will become subject to SEC disclosure filing requirements and will be required to file its quarterly financial information on Form 10-Q and an annual report on Form 10-K. In addition, we will file Form 8's and other proxy and information statements from time to time as required. We do not intend to voluntarily file the above reports in the event our obligation to file such reports is suspended under the Exchange Act.


The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 450 Fifth Street NW, Washington D. C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.







                             DESCRIPTION OF PROPERTY

ReserveNet's principal executive office address is 3701 Sacramento St. #323, San Francisco, CA. The principal executive office and telephone number are provided by an officer of the corporation. The costs associated with the use of the telephone and mailing address were deemed by management to be immaterial. Management considers the current principal office space arrangement adequate until such time as we are able to achieve our business plan goal of raising our second tranche of $1,500,000 and then begin hiring new employees per the business plan.





                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The principal executive office and telephone number are provided by Mr. Regidor, an officer of the corporation. The costs associated with the use of the telephone and mailing address were deemed by management to be immaterial as the telephone and mailing address were almost exclusively used by the officer for other business purposes.


MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

ReserveNet plans to file for trading on the OTC Electronic Bulletin Board which is sponsored by the National Association of Securities Dealers (the "NASD") as soon as the Securities and Exchange Commission notifies us that our SB-2 Registration Statement is effective and we have also become a "reporting" company. There can be assurance that ReserveNet Inc. will be cleared for trading by the NASD if, and when, it ever files for public trading. The OTC Electronic Bulletin Board is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids", "asks" and volume.

As of the date of this filing, there is no public market for our securities. There has been no public trading of our securities, and, therefore, no high and low bid pricing. As of October 18, 2001, ReserveNet had twenty-seven (26) shareholders of record. We have paid no cash dividends and have no outstanding options.


EXECUTIVE COMPENSATION

ReserveNet's current officers receive no compensation and have received no restricted stock awards, options, or any other payouts. As such, we have not included a Summary Compensation Table.

There are no current employment agreements between ReserveNet and its executive officers.

The officers currently devote an immaterial amount of time, no more than 10-15% of their time, to manage the affairs of ReserveNet Inc.. The directors and principal officers have agreed to work with no remuneration until such time as we receive sufficient revenues necessary to provide proper salaries to all officers and compensation for directors' participation. The officers and the board of directors have the responsibility to determine the timing of remuneration for key personnel based upon such factors as positive cash flow to include stock sales, product sales, estimated cash expenditures, accounts receivable, accounts payable, notes payable, and a cash balance of not less than $100,000 at each month end. When positive cash flow reaches $30,000 at each month end and appears sustainable, the board of directors will re-address compensation for key personnel and enact a plan at that time which will benefit ReserveNet as a whole. At this time, management cannot accurately estimate when sufficient revenues will occur to implement this compensation, or the exact amount of compensation.


There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries, if any.

PART I - FINANCIAL INFORMATION

FINANCIAL STATEMENTS

The following audited financial statements of the Company for the seven months ended May 31, 2001, the two months ended December 31, 2000, and the cumulative period since inception were prepared by Beckstead & Associates an accountancy firm.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes or disagreements.

G. BRAD BECKSTEAD
Certified Public Accountant
330 E. Warm Springs
Las Vegas, NV 89119
702.528.1984
425.928.2877 (efax)

G. BRAD BECKSTEAD
Certified Public Accountant
                                                             330 E. Warm Springs
                                                             Las Vegas, NV 89119
                                                             702.257.1984
                                                             702.362.0540 (fax)



INDEPENDENT AUDITOR'S REPORT

June 18, 2001

Board of Directors
ReserveNet, Inc.
Las Vegas, NV

I have audited the Balance Sheets of ReserveNet, Inc. (the "Company") (A Development Stage Company), as of May 31, 2001 and December 31, 2000, and the related Statements of Operations, Stockholders' Equity, and Cash Flows for the periods then ended, and for the period October 31, 2000 (Date of Inception) to May 31, 2001. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ReserveNet, Inc. (A Development Stage Company) as of May 31, 2001 and December 31, 2000, and the results of its operations and cash flows for the periods then ended, and for the period October 31, 2000 (Date of Inception) to May 31, 2001, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/G. Brad Beckstead, CPA
--------------------------
   G. Brad Beckstead, CPA

                                RESERVENET, INC.
                          (a Development Stage Company)
                                 BALANCE SHEETS


                                                        May 31,     December 31,
                                                         2001           2000
                                                       --------     ------------

Current assets:
Cash                                                   $ 18,633        $  3,575

Total current assets                                     18,633           3,575

Total Assets                                           $ 18,633        $  3,575

Liabilities and Stockholders' Equity

Current liabilities:

     Due to shareholder                                $    385        $  2,732
         Total current liabilities                          385           2,732

Stockholders' equity:

Common stock, $0.0001 par value,
   100,000,000 shares authorized,
   1,900,000 and 1,400,000 shares
   issued and outstanding as of 5/31/01
   and 12/31/00, respectively                          $    190        $      7
Additional paid-in capital                             $ 28,310           3,493
Deficit accumulated during
   development stage                                    (10,252)         (2,657)
                                                       --------        --------
Total Stockholders' equity                               18,248             843

Total Liabilities and
   Stockholders' Equity                                $ 18,633        $  3,575




                                 RESERVENET INC.
                          (a Development Stage Company)
                             STATEMENT OF OPERATIONS




                             Period        October 31, 2000    October 31, 2000
                              Ended          (Inception) to     (Inception) to
                           May 31, 2001    December 31, 2000     May 31, 2001
                           -----------     -----------------   ----------------
Revenue                    $      --          $      --          $      --

Expenses:
General administrative
   expenses
                                 7,595              2,657             10,252
                           -----------        -----------        -----------

Total expenses                   7,595              2,657             10,252

Net loss                   $    (7,595)       $    (2,657)       $   (10,252)
                           -----------        -----------        -----------

Weighted average
   number of common
   shares Outstanding        1,523,967            623,358          1,045,736

Net loss per share         $     (0.00)       $     (0.00)       $     (0.01)



                                RESERVENET, INC.
                          (a Development Stage Company)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY




                                                                  Deficit
                                                                  Accumulated
                                                    Additional    During        Total
                              Common Stock          Paid-in       Development   Stockholders'
                         Shares         Amount      Capital       Stage         Equity
                        ----------    ----------    ----------    ----------    -------------
December 2000
Founder shares           1,400,000    $        7    $    3,493          --      $    3,500

Net loss
October 31, 2000
(inception) to
December 31, 2000             --            --            --      $   (2,657)       (2,657)

Balance 12/31/00         1,400,000             7         3,493        (2,657)          843

May 2001
  Private offering         500,000             3        24,997          --          25,000

May 2001
  Forward 20:1
  Stock Split                 --             180          (180)         --            --

Net loss
  January 1, 2001 to
  May 31, 2001                --            --            --          (7,595)       (7,595)
                        ----------    ----------    ----------    ----------    ----------

Balance 5/31/2001        1,900,000    $      190    $   28,310    $  (10,252)   $   18,248
                        ----------    ----------    ----------    ----------    ----------



                                       RESERVENET INC.
                               (a developmental stage company)
                                   STATEMENT OF CASH FLOWS



                                     Period Ended     October 31, 2000     October 31, 2000
                                     May 31, 2001   to December 31, 2000    to May 31, 2001
                                     ------------   ---------------------  ----------------
Cash flows from
   operating activities

Net loss                               $ (7,595)        $ (2,657)               $(10,252)

Adjustments to reconcile
   net loss to net cash
   used by operating
   activities

Increase/(decrease) in
   due to
   Shareholder                            6,766            2,732                   9,498

 (Increase)/decrease
   in due from
   shareholder                           (9,113)            --                    (9,113)

Net cash used by operating
  Activities                             (9,942)              75                  (9,867)

Cash flows from investing activities

Net cash used by
   investing activities                    --               --                      --

Cash flows from financing activities
   Issuances of
   common stock                          25,000            3,500                  28,500

Net cash provided
   by financing
   activities                            25,000            3,500                  28,500

Net increase in cash                     15,058            3,575                  18,633
Cash - beginning                          3,575             --                       --
Cash - ending                          $ 18,633         $  3,575                $ 18,633

Supplemental disclosures:
  Interest paid                        $   --           $   --                  $   --
  Income taxes paid                    $   --           $   --                  $   --

Non-cash transactions:
  Stock issued for
  services provided                    $   --           $   --                  $   --
  Number of shares
  issued for services                      --               --                      --

                                 RESERVENET INC.
                          NOTES TO FINANCIAL STATEMENTS

Note 1 - History and organization of the company

The Company was organized October 31, 2000 (Date of Inception) under the laws of the State of Delaware, as ReserveNet, Inc. The Company has no operations and in accordance with SFAS #7, the Company is considered a development stage company. The Company is authorized to issue 100,000,000 shares of $0.0001 par value common stock.

The Company is developing a web-based reservation management system for the restaurant industry.

Note 2 - Accounting policies and procedures

Accounting method
-----------------
The Company reports income and expenses on the accrual method.

Estimates
---------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents
-------------------------
The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There are no cash equivalents as of May 31, 2001.

Reporting on the costs of start-up activities
---------------------------------------------
Statement of Position 98-5 (SOP 98-5), "Reporting on the Costs of Start-Up Activities," which provides guidance on the financial reporting of start-up costs and organizational costs, requires most costs of start-up activities and organizational costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5, there has been little or no effect on the Company's financial statements.

Loss per share
--------------
Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share". Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. As of May 31, 2001, the Company had no dilutive common stock equivalents, such as stock options or warrants.

Dividends
---------
The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid or declared since inception.

Year end
--------
The Company has adopted December 31 as its fiscal year end.

Note 3 - Income taxes

Income taxes are provided for using the liability method of accounting in accordance with Statement of Financial Accounting Standards No. 109 (SFAS #109) "Accounting for Income Taxes". A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities. There is no provision for income taxes for the period ended May 31, 2001 due to net losses.

Note 4 - Stockholder's equity

The Company is authorized to issue 100,000,000 shares of its $0.0001 par value common stock.

All share and per share amounts have been retroactively restated to reflect the splits discussed below.

During December 2000, the Company issued 2,800,000 shares of its $0.0001 par value common stock to an officer and director in exchange for cash in the amount of $3,500.

During May 2001, the Company closed its private offering and sold 500,000 shares of its $0.0001 par value common stock for total cash of $25,000 pursuant to
Section 25110 of the Corporate Securities Law of 1968 under the Rule 260.103 exemption from qualification requirements.

On May 28, 2001, the Company rescinded 70,000 shares of its $0.0001 par value common stock from the founder of the Company in order to increase the attractiveness of the capital structure to potential outside investors and to increase the relative control of its current shareholders.

On May 28, 2001, the Company effected a 20-for-1 forward stock split of its $0.0001 par value common stock.

There have been no other issuances of common stock.


Note 5 - Going concern

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not commenced its planned principal operations and it has not generated any revenues. In order to obtain the necessary capital, the Company intends to raise funds via future securities offering. If the securities offerings do not raise sufficient capital, it would be unlikely for the Company to continue as a going concern.

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Note 6 - Warrants and options

There are no warrants or options outstanding to acquire any additional shares of common stock.

G. BRAD BECKSTEAD
Certified Public Accountant
                                                             330 E. Warm Springs
                                                             Las Vegas, NV 89119
                                                              702.257.1984
                                                              702.362.0540 (fax)


                     INDEPENDENT ACCOUNTANT'S REVIEW REPORT


Board of Directors
ReserveNet, Inc.
(a Development Stage Company)

I have reviewed the accompanying balance sheets of ReserveNet, Inc. (a Delaware corporation) (a development stage company) as of September 30, 2001 and the related statements of operations for the three-months and nine-months ended September 30, 2001 and for the period October 31, 2000 (Inception) to September 30, 2001, and statements of cash flows for the nine-month period ending September 30, 2001 and for the period October 31, 2000 (Inception) to September 30, 2001. These financial statements are the responsibility of the Company's management.

I conducted my reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data, and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, which will be performed for the full year with the objective of expressing an opinion regarding the financial statements taken as a whole. Accordingly, I do not express such an opinion.

Based on my reviews, I am not aware of any material modifications that should be made to the accompanying financial statements referred to above for them to be in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had limited operations and has not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

I have previously audited, in accordance with generally accepted auditing standards, the balance sheet of ReserveNet, Inc. (a development stage company) as of December 31, 2000, and the related statements of operations, stockholders' equity, and cash flows for the year then ended (not presented herein) and in my report dated June 18, 2001, I expressed an unqualified opinion on those financial statements.




G. Brad Beckstead, CPA
----------------------
January 11, 2002

                                ReserveNet, Inc.
                          (A Development Stage Company)

                                 Balance Sheets
                                      as of
                               September 30, 2001
                                       and
                                December 31, 2000

                                       and

                            Statements of Operations
                   for the Three Months and Nine Months Ending
                               September 30, 2001,
                               and For the Period
               October 31, 2000 (Inception) to September 30, 2001

                                       and

                                   Cash Flows
                           for the Nine Months Ending
                               September 30, 2001,
                               and For the Period
               October 31, 2000 (Inception) to September 30, 2001

                                TABLE OF CONTENTS
                                -----------------





                                                                            Page
                                                                            ----

Independent Accountant's Review Report                                       1

Balance Sheets                                                               2

Statements of Operations                                                     3

Statements of Cash Flows                                                     4

Footnotes                                                                    5


                                       ReserveNet, Inc.
                                 (a Development Stage Company)
                                        Balance Sheets

                                                                 (unaudited)
                                                                 September 30,   December 31,
                                                                     2001            2000
                                                                 ------------    ------------
Assets

Current assets:
    Cash                                                         $     13,935    $      3,575
                                                                 ------------    ------------
      Total current assets                                             13,935           3,575
                                                                 ------------    ------------

                                                                 $     13,935    $      3,575
                                                                 ============    ============

Liabilities and Stockholders' Equity

Current liabilities:
    Due to shareholder                                           $      1,650    $      2,732
                                                                 ------------    ------------
      Total current liabilities                                         1,650           2,732
                                                                 ------------    ------------

Stockholders' equity:
    Common stock, $0.0001 par value, 100,000,000 shares
      authorized, 1,900,000 and 1,400,000 shares issued
      and outstanding as of 9/30/01 and 12/31/00, respectively            190             140
    Additional paid-in capital                                         28,310           3,360
    (Deficit) accumulated during development stage                    (16,215)         (2,657)
                                                                 ------------    ------------
                                                                       12,285             843
                                                                 ------------    ------------

                                                                 $     13,935    $      3,575
                                                                 ============    ============


                                                    ReserveNet, Inc.
                                             (a Development Stage Company)
                                                Statements of Operations
                                                      (unaudited)
                            For the Three Months and Nine Months Ending September 30, 2001
                         and For the Period October 31, 2000 (Inception) to September 30, 2001


                                                          Three Months           Nine Months         October 31, 2000
                                                             Ending                 Ending            (Inception) to
                                                          September 30,         September 30,          September 30,
                                                              2001                   2001                  2001
                                                       --------------------   -------------------    -----------------

Revenue                                                $                 -    $                -     $              -
                                                       --------------------   -------------------    -----------------

Expenses:
   General administrative expenses                                   5,544                13,558               15,915
   General administrative expenses - related party                     300                   300                  300
                                                       --------------------   -------------------    -----------------
     Total expenses                                                  5,844                13,858               16,215
                                                       --------------------   -------------------    -----------------

Net (loss)                                             $            (5,844)   $          (13,858)    $        (16,215)
                                                       ====================   ===================    =================

Weighted average number of
   common shares outstanding                                     1,900,000             1,733,942            1,114,314
                                                       ====================   ===================    =================

Net (loss) per share                                   $             (0.00)   $            (0.01)    $          (0.01)
                                                       ====================   ===================    =================


                                              ReserveNet, Inc.
                                        (a Development Stage Company)
                                          Statements of Cash Flows
                                                 (unaudited)
                       For the Three Months and Nine Months Ending September 30, 2001
                    and For the Period October 31, 2000 (Inception) to September 30, 2001


                                                                           Nine Months     October 31, 2000
                                                                             Ending         (Inception) to
                                                                          September 30,      September 30,
                                                                              2001               2001
                                                                        ----------------   ----------------
Cash flows from operating activities
Net (loss)                                                              $       (13,858)   $       (16,215)
Adjustments to reconcile net (loss) to net cash (used) by
    operating activities:
    Increase in due to shareholder                                               11,254             13,986
    (Increase) in due from shareholder                                          (12,336)           (12,336)
                                                                        ----------------   ----------------
Net cash (used) by operating activities                                         (14,640)           (14,565)
                                                                        ----------------   ----------------

Cash flows from investing activities
                                                                        ----------------   ----------------
Net cash provided (used) by investing activities                                      -                  -
                                                                        ----------------   ----------------

Cash flows from financing activities
    Issuances of common stock                                                    25,000             28,500
                                                                        ----------------   ----------------
Net cash provided by financing activities                                        25,000             28,500
                                                                        ----------------   ----------------

Net increase (decrease) in cash                                                  10,360             13,935
Cash - beginning                                                                  3,575                  -
                                                                        ----------------   ----------------
Cash - ending                                                           $        13,935    $        13,935
                                                                        ================   ================

Supplemental disclosures:
    Interest paid                                                       $             -    $             -
                                                                        ================   ================
    Income taxes paid                                                   $             -    $             -
                                                                        ================   ================



                                ReserveNet, Inc.
                          (a Development Stage Company)
                                      Notes


Note 1 - Basis of presentation

The interim financial statements included herein, presented in accordance with United States generally accepted accounting principles and stated in US dollars, have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.

These statements reflect all adjustments, consisting of normal recurring adjustments, which, in the opinion of management are necessary for fair presentation of the information contained therein. It is suggested that these interim financial statements be read in conjunction with the financial statements of the Company for the year ended December 31, 2000 and notes thereto included in the Company's SB-2 registration statement. The Company follows the same accounting policies in the preparation of interim reports.

Note 2 - Going concern

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. As at September 30, 2001, the Company has not recognized revenue to date and has accumulated operating losses of approximately $16,515 since inception. The Company's ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and its ability to achieve and maintain profitable operations. Management plans to raise equity capital to finance the operating and capital requirements of the Company. Amounts raised will be used for further development of the Company's products, to provide financing for marketing and promotion, to secure additional property and equipment, and for other working capital purposes. While the Company is expending its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations.

Note 3 - Stockholder's equity

All share and per share amounts have been retroactively restated to reflect the splits discussed below.

During May 2001, the Company closed its private offering and sold 500,000 shares of its $0.0001 par value common stock for total cash of $25,000 pursuant to
Section 25110 of the Corporate Securities Law of 1968 under the Rule 260.103 exemption from qualification requirements.

On May 28, 2001, the Company rescinded 1,400,000 shares of its $0.0001 par value common stock from the founder of the Company in order to increase the attractiveness of the capital structure to potential outside investors and to increase the relative control of its current shareholders.

On May 28, 2001, the Company effected a 20-for-1 forward stock split of its $0.0001 par value common stock.

There have been no other issuances of common stock.

Note 4 - Related party transactions

The Company paid professional fees totaling $300 to an individual, who is shareholder of the Company during the nine-month period ended September 30, 2001.

PART II

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our By-laws provide for the indemnification of our officers and directors with respect to their duties in performing in the capacity of their offices. The board of directors makes the determination with respect to the indemnification of the directors, officers, or employee as is proper under the circumstances if he has met the applicable standards of conduct set forth in the Delaware Code.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We have estimated the costs of this offering to be as follows. These will be borne by us, on behalf of the selling security holders.

                         Registration Fee        $   13
                         Legal Fees               1,000
                         Accounting Fees          1,500
                         Other                      500
                                                 ------
                         Total Estimated Costs    3,013

RECENT SALES OF UNREGISTERED SECURITIES

The company has had the following sales of unregistered securities:

During December 2000, the company's board of directors authorized the issuance of up to 300,000 shares of its common stock to the founder at a cost of $0.025 per share. The founder subsequently purchased 140,000 shares of common stock for a total of $3,500. In such transaction, the company relied upon Section 4(2) of the Securities Act of 1933, as amended. The founder falls under the definition of an accredited investor under Regulation D, Rule 501(a) of the Act.

During May 2001, the company closed its private offering and sold 25,000 shares of its common stock at a price of $1.00 per share to twenty-five (25) non-affiliated private investors. In doing so, the company relied upon Rule 504 as promulgated by the Securities Act of 1933, as amended. As part of this offering, each prospective investor was provided a detailed offering memorandum which sought disclose to the investor all the pertinent details and risks of an investment in the company. These included such things as the offering details, risks, financial statements, management, and the business plan/strategy. The subscription agreement also provided for such investor acknowledgements that they were either an accredited or sophisticated investor, that they were buying for their own account and not with a view towards further distribution, and that they indeed had the opportunity to ask management questions and to seek further corporate advice, if necessary. The Company did not accompany the offering with any general advertisement or general solicitation.


On May 28, 2001, the Company rescinded 70,000 shares of its common stock from the founder in order to increase the attractiveness of the capital structure to potential outside investors and to increase the relative control of its current shareholders.

On May 28, 2001, the company effected a 20-for-1 forward stock split of its shares.

EXHIBITS

Exhibit 3(i)          Articles of Incorporation               Included
Exhibit 3(ii)         By-Laws                                 Included
Exhibit 5             Opinion re: Legality                    Included
Exhibit 11            Statement re: per share earnings        See Financials
Exhibit 23            Consents of Experts and Counsel         Included



                                  UNDERTAKINGS

The undersigned registrant hereby undertakes:

           1. To file, during any period in which offers of sales are being made, a post-effective amendment to this prospectus to:

               a. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               b. Reflect in the prospectus any facts or events arising after the effective date of this prospectus, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this prospectus; and

               c. Include any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information in the prospectus.

           2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new prospectus relating to the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company's Directors, Officers, and controlling persons pursuant to the provisions above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of the Company's Directors, Officers, or other controlling persons in connection with the securities registered, the Company will, unless in the opinion of its legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. The Company will then be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of San Francisco, state of California, on August 22, 2001.

                                    ReserveNet, Inc.


                                    By /s/ Daniel Regidor
                                       ----------------------
                                         Daniel Regidor,
                                         President, Director

                                    By /s/ Rick Collins
                                       ----------------------
                                         Rick Collins,
                                         Director


In accordance with the requirements of the Securities Act of 1933, this prospectus was signed by the following persons in the capacities and dates stated.


/s/ Daniel Regidor                                       October 18, 2001
------------------------------                        ----------------------
Daniel Regidor                                                  Date
President and Director
(Principal Executive Officer,
Principal Financial Officer,
Principal Accounting Officer)

/s/ Rick Collins                                          October 18, 2001
------------------------------                        ----------------------
Rick Collins                                                     Date
Director

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